For Immediate Release: Contact: Julie S. Ryland

Friday, March 11, 2005 205-326-8421

ENERGEN RAISES 2006 EARNINGS GUIDANCE RANGE 25 CENTS

Adds to 2006 Natural Gas, Oil Hedge Positions

BIRMINGHAM, Ala -- Energen Corporation (NYSE:EGN) announced today that it continues to capitalize on commodity price volatility by hedging still more of its estimated 2006 natural gas and oil production; as a result, the diversified energy company is raising its earnings guidance for 2006 by 25 cents to a new range of $4.90-$5.10 per diluted share.

Energen also said it is increasing its earnings guidance range for 2005 by 20 cents to a new range of $4.45-$4.65 per diluted share in recognition of the market strength of near-term commodity prices.

Energen Adds 2006 Hedges

Yesterday, the Company hedged an additional 5.9 billion cubic feet (Bcf) of its 2006 San Juan Basin natural gas production at a NYMEX-equivalent price of $7.22 per thousand cubic feet (Mcf) and 360,000 barrels of its 2006 sour oil production at a NYMEX-equivalent price of $49.38 per barrel. The new gas and oil hedges are spread equally throughout the year.

Energen's oil and gas acquisition and development subsidiary, Energen Resources Corporation, utilizes derivative hedge instruments to help mitigate the negative earnings impact of commodity price volatility.

Energen Resources' total natural gas hedge position for 2006 now stands at approximately 17.6 Bcf of San Juan Basin-specific hedges at an average NYMEX-equivalent price of $6.84 per Mcf; the Company's total oil hedge position for 2006 is now approximately 1.1 million barrels (MMBbl) at an average NYMEX-equivalent price of $43.30 per barrel.

Energen Raises 2006 Earnings Guidance

With additional uncertainty associated with commodity prices removed from Energen's earnings outlook for 2006, the Company raised its guidance for the year to a range of $4.90-$5.10 per diluted share.

Embedded in Energen's 2006 earnings guidance is the assumption that average NYMEX prices applicable to its unhedged natural gas and oil production will average $6.15 per Mcf and $35 per barrel, respectively. The assumed average price for unhedged natural gas liquids (NGL) production in 2006 is approximately 58 cents per gallon.

"Our 2006 price assumptions leave a lot of potential for commodity price-driven earnings upside given that current 2006 strip prices are approximately $50 per barrel for oil and $7 per Mcf for natural gas," said Mike Warren, Energen's chairman and chief executive officer.

Also included in the Company's 2006 guidance is an estimated 16 cents per diluted share from unidentified oil and gas property acquisitions of approximately $200 million each in the fourth quarters of 2005 and 2006.

Energen Resources' total current hedge position with respect to its estimated 2006 production is as follows:
Commodity	Hedge Vols.	Estimated 2006 Production		% Hedged		NYMEX-equiv. price
Natural Gas	17.6 Bcf	65.6 Bcf[1]	58.7 Bcf[2]	27%[1]	30%[2]	$6.84 per Mcf
Oil	1,080 MBbl	3,800 MBbl[1]	3,500 MBbl[2]	29%[1]	31%[2]	$43.30 per barrel
NGL	30.2 MMgal	86.6 MMgal[1]	79.7 MMgal[2]	35%[1]	38%[2]	$0.56 per gallon

1 With unidentified 4th quarter acquisition in 2005 and 2006

2 Without unidentified 4th quarter acquisition in 2005 and 2006

Energen Resources' 2006 natural gas hedge position by hedge type is as follows:

Hedge Type	Volumes (Bcf)	Assumed Basis Difference	Price/Mcf (NYMEX equiv)
San Juan Basin-specific	17.6	$0.80	$6.84
Permian Basin-specific	NA	$0.62	NA

Energen Resources' 2006 oil hedge position by hedge type is as follows:
Hedge Type	Volumes (MBbl)	Assumed Sour Oil Difference	Price/Barrel (NYMEX equiv)
NYMEX Hedges	360	-	$37.12
Sour Oil (WTS)	720	$4.11	$46.40

Realized prices for Energen Resources' production associated with NYMEX contracts as well as for unhedged production will reflect the impact of basis differentials. For production associated with basin-specific contracts, Energen Resources will receive the contracted hedge price, regardless of basis differentials. In the tables above, the basin-specific contract prices were converted for comparability purposes to a NYMEX-equivalent price by adding to them Energen Resources' assumed basis differentials. Realized NGL prices will reflect transportation and fractionation fees.

Estimated Impact of Commodity Price Changes on 2006 Earnings

While there are many factors that affect Energen Resources' financial results, the largest influences typically are the commodity prices applicable to the company's unhedged production. The Company's guidance for 2006 earnings assumes that NYMEX prices applicable to Energen Resources' unhedged production in 2006 will average $6.15 per Mcf for gas and $35 per barrel for oil and that NGL prices will average approximately 58 cents per gallon.

Given Energen Resources' current hedge position for 2006 and assuming prices as outlined above for its unhedged production (excluding volumes from unidentified acquisitions), the sensitivities to pricing changes applicable to Energen's earnings guidance for 2006 are as follows:

  Every 10-cent change in the average NYMEX price of gas from $6.15 per Mcf represents an estimated net income impact of approximately $2,100,000 (5.7 cents per diluted share).

  Every $1.00 change in the average NYMEX price of oil from $35 per barrel represents an estimated net income impact of approximately $1,275,000 (3.4 cents per diluted share).

  Every 1-cent change in average price of NGL from $0.58 per gallon represents an estimated net income impact of approximately $250,000 (0.6 cents per diluted share).

Price-related events such as substantial basis differential changes could cause earnings sensitivities to be materially different from those outlined above.

A discussion of other key factors included in Energen's 2006 earnings guidance is available in the Company's news release of February 1 in which it initiated guidance for 2006.

Energen Raises 2005 Earnings Guidance

Even though approximately 80 percent of Energen Resources' estimated production for 2005 is already hedged, Energen is raising its earnings guidance for the current year in recognition of the realities of the near-term commodity price marketplace. The market outlook for natural gas and oil prices for the remainder of 2005 are significantly higher than those Energen has been assuming for its unhedged production in prior guidance.

By increasing the assumed prices applicable to unhedged volumes for the remainder of 2005, the Company estimates that its earnings guidance range for 2005 should be 20 cents higher at $4.45-$4.65 per diluted share. The new assumed prices being used by Energen are:

    $6.50 per Mcf for gas from April-December (vs $6 per Mcf in prior guidance);

    $45 per barrel for oil for March-December (vs $32 per barrel in prior guidance); and

    70 cents per gallon for natural gas liquids for March-December (vs 53 cents per gallon in prior guidance),

Given Energen Resources' current hedge position for 2005, known actual prices and assuming prices as outlined above for its unhedged production (excluding volumes from unidentified acquisitions), the sensitivities to pricing changes applicable to Energen's earnings guidance for 2005 are as follows:

  Every 10-cent change in the average NYMEX price of gas from $6.50 per Mcf represents an estimated net income impact of approximately $220,000 (0.6 cents per diluted share).

  Every $1.00 change in the average NYMEX price of oil from $45 per barrel represents an estimated net income impact of approximately $370,000 (1.0 cent per diluted share).

  Every 1-cent change in average price of NGL from $0.70 per gallon represents an estimated net income impact of approximately $85,000 (0.2 cents per diluted share).

Energen Corporation is a diversified energy holding company with headquarters in Birmingham, Alabama. Its two lines of business are the acquisition and development of natural gas, oil and natural gas liquids onshore in North America and natural gas distribution in central and north Alabama. Additional information on Energen is available at www.energen.com.

FORWARD-LOOKING STATEMENTS: This release contains statements expressing expectations of future plans, objectives and performance that constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Except as otherwise disclosed, the Company's forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A more complete discussion of risks and uncertainties that could affect future results of Energen and its subsidiaries is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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